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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated November 2, 1998) filed with the Securities and Exchange Commission by AIMCO Properties, L.P. of our report dated January 28, 1998, except for Note 1 as to which the date is July 24, 1998, with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of Realty Apartment Communities II included as Exhibit 99.3 to the Form 8-K/A Amendment No. 3.

We also consent to the incorporation by reference of such report in AIMCO Properties, L.P.'s Registration Statement on Form S-3 (No. 333-61409) filed with the Securities and Exchange Commission.



                                       /s/ BEERS & CUTLER PLLC

Washington, D.C.
February 9, 1999